UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 24, 2018

SENECA FINANCIAL CORP.
(Exact Name of Registrant as Specified in Charter)

Federal	000-55853	82-3128044
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

35 Oswego Street, Baldwinsville, New York		13027
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:   (315) 638-0233

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 24, 2018, the Board of Directors of Seneca Financial Corp. (the "Company") voted unanimously to elect Kenneth Major as a director of the Company. Mr. Major is Manager for Technology Risk Services at Crowe LLP where he manages a group that performs network security assessments for company's computer networks.

Mr. Major is not a party to any transaction with the Company or Seneca Savings (the "Bank") that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K. Mr. Major was also appointed to the Board of Directors of the Bank and Seneca Financial MHC. The Board of Directors of the Company appointed Mr. Major as a member of the Audit Committee and the Nominating and Corporate Governance Committee.

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Effective on August 24, 2018, the Board of Directors of the Company amended the Company's bylaws to increase the number of directors that comprise the Board from seven members to eight members. In addition, the Company amended the Bylaws to move the date of the annual meeting of shareholders to the third Tuesday in May of each year from the first Tuesday in May of each year. The 2019 annual meeting of shareholders will be held on May 21, 2019. The Amended and Restated Bylaws of the Company is filed herewith as Exhibit 3.2.
Item 9.01              Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Seneca Financial Corp., dated as of August 24, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENECA FINANCIAL CORP.

DATE: August 28, 2018	By: /s/ Vincent J. Fazio
Vincent J. Fazio
Executive Vice President and Chief Financial Officer